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                                                                    EXHIBIT 5(A)

                                                              September 15, 1995

Pharmacia & Upjohn, Inc.,
   Fleming Way,
       Crawley, Sussex RH10 2LZ,
           England.

Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 348,677,949 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Pharmacia & Upjohn, Inc., a Delaware corporation (the "Company"), to be issued upon consummation of the exchange offer (the "Exchange Offer") to be made by the Company to the holders of the Class A Common Shares, Class B Common Shares and American Depositary Receipts representing Class A Common Shares of Pharmacia Aktiebolag, a Swedish limited liability company, and upon consummation of the merger (the "Merger" and together with the Exchange Offer, the "Transactions") of Pharmacia & Upjohn Subsidiary, Inc., a Delaware corporation, with and into The Upjohn Company, a Delaware corporation, we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Common Stock (the "Registration Statement") has become effective under the Act, an amended and restated certificate of incorporation of the Company substantially in the form filed as Exhibit 3(a) to the Registration Statement has been duly filed with the Department of State of the State of Delaware, and the Common Stock has been duly issued and delivered in connection with the Transactions as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Shares" in the Prospectus/Proxy Statement and the Prospectus/U.S. Offer to Purchase relating to the Transactions. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                          Very truly yours,

                                          /s/ SULLIVAN & CROMWELL